CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2013, with respect to the consolidated financial statements and financial statement schedule of American Realty Capital Trust IV, Inc. included in this Current Report of American Realty Capital Properties, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of American Realty Capital Properties, Inc. on Forms S-3 (File No. 333-182971, File No. 333-182972, and File No. 333-187240) and Form S-8 (File No. 333-176714).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

July 18, 2013